Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Third Quarter 2014 Results

•    Third quarter 2014 revenues rose 11% year-over-year to $20.2 million

•    Net income was $2.7 million, or $0.70 per basic and diluted share

Wuxi, Jiangsu Province, China – November 14, 2014 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced its financial results for the three and nine months ended September 30, 2014.

“In the third quarter, we saw a solid increase in revenue from the third quarter of 2013, driven by our dyeing and finishing equipment segment. We believe our reputation for producing high quality, energy efficient machines that allow textile manufacturers to meet the Chinese government’s more aggressive pollution control requirements drove higher sales volumes of our patented low emission airflow dyeing machines and new garment washing machines for denim. This was offset by slight declines in sales of forged products and components to customers in the wind power and other industries. Despite a slight decline in gross margin, our bottom line increased year-over-year and we generated strong cash flow to support our future growth,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

Third Quarter 2014 Results

Revenue for the third quarter of 2014 increased by 11.2% to $20.2 million, compared to $18.2 million for the same period of 2013.

The Company experienced strong revenue growth from sales of dyeing and finishing equipment, partially offset by lower sales of forged products:

•	Revenue from the dyeing and finishing equipment segment increased by 24.3% to $11.8 million, compared to $9.5 million for the third quarter of 2013. Demand for this equipment continues to be driven by China’s increasingly strict environmental standards. We believe that textile manufacturers are attracted to Cleantech Solutions’ machines because of their compact design, high degree of both automation and mechanical-electrical integration and ability to meet the new environmental standards.

•	Revenue from the sale of forged rolled rings to industries other than wind power fell by 2.7% to $4.9 million, compared with $5.0 million for the comparable period of the prior year.

•	Revenue from the sale of forged rolled rings for the wind power industry fell by 3.8% to $3.6 million, compared to $3.7 million for the comparable period last year.

1

Exhibit 99.1

Gross profit for the third quarter of 2014 increased by 0.9% to $4.7 million, compared to $4.6 million for the same period in 2013. Gross margin was 23.1% during the third quarter of 2014 compared to 25.5% for the same period a year ago. The decline in gross margin for the 2014 third quarter was primarily attributable to (i) lower selling prices in our forged products and components segment, which was necessary to meet competition and (ii) the effects of the introduction of new models of dyeing and finishing equipment with an initial low production run resulting is fixed costs being allocated over a smaller number of units.

Operating expenses fell by 29.7% to $1.0 million, compared to $1.4 million in the comparable period last year, resulting primarily from a reduction in bad debt expense. During the third quarter of 2013, we sustained a bad debt expense of $0.4 million. In the third quarter of 2014, we did not incur any bad debt expense.

Operating income was $3.7 million, compared to $3.2 million in the same period of 2013. Operating margin was 18.1% compared to 17.6% in the same period of 2013.

EBITDA, a non-GAAP measurement, which adds back to net income interest expense, income tax, depreciation and amortization, was $5.9 million, up from $4.9 million in the third quarter last year. The calculation of EBITDA is shown in a table following the financial statements.

Net income for the third quarter of 2014 was $2.7 million, or $0.70 per basic and diluted share, compared to $2.1 million, or $0.61 per basic and diluted share, in the third quarter of 2013.

Nine Month Results

For the nine months ended September 30, 2014, revenue increased by 12.4% to $55.4 million from $49.3 million in the first nine months of 2013. Gross profit increased by 11.0% to $13.0 million, compared to $11.7 million last year. Gross margin for first nine months of 2014 was 23.5%, compared to 23.8% in the first nine months of 2013. Operating income increased 16.0% to $10.0 million from $8.6 million in the first nine months of 2013. EBITDA, a non-GAAP measurement, was $16.4 million, compared to $13.6 million in the first nine months of 2013. Net income was $7.3 million, up from $6.1 million in the first nine months of 2013. Net income per basic and diluted share was $1.99 compared to $1.95 in the first nine months of 2013.

Financial Condition

As of September 30, 2014, Cleantech Solutions held cash and cash equivalents of $1.7 million compared with $1.1 million at December 31, 2013. Accounts receivable were $14.4 million compared to $15.2 million at December 31, 2013. Inventories increased to $7.7 million from $4.7 million at December 31, 2013, in order to satisfy expected purchase orders from the Company’s customers. Total current assets were $25.7 million as of September 30, 2014. The Company had $3.1 million in short-term bank loans payable at September 30, 2014, relatively unchanged from December 31, 2013. Stockholders’ equity was $100.1 million at September 30, 2014.

2

Exhibit 99.1

In the first nine months of 2014, the Company generated $9.8 million in cash flow from operations and spent approximately $10.8 million in capital expenditures to expand production capabilities and upgrade equipment.

Recent Events

In September 2014, the Company’s affiliate, Wuxi Huayang Dyeing Machinery Co., Ltd. (“Dyeing”), received two patents from the State Intellectual Property Office of the People’s Republic of China, covering components of the hot air circulation system of its low emission air flow dyeing machines. The Company believes that the hot air circulation system helps to enhance the machines’ ability to produce higher quality textiles with a better look and feel. The patents provide Dyeing with the exclusive use of the system components in dyeing equipment for a period of 20 years.

On November 5, 2014, the Company announced an upcoming investor day on December 5, 2014. The one-day event will be held at the Company's two manufacturing facilities in Wuxi City. During the event, Mr. Jianhua Wu, along with CFO, Mr. Adam Wasserman, and VP of Operations, Mr. Ryan Hua, will make presentations and answer questions about the Company's production processes and product development initiatives and provide updates on the latest developments in its markets and business generally.

Business Outlook

“As we approach year end, we expect growth in our dyeing equipment business to continue, driven by the Chinese government’s enforcement of anti-pollution policies for textile manufacturers. Order flow for the most updated models of our low emission airflow dyeing machines and our new garment washing machines for denim are strong. We are also optimistic about opportunities to use our upgraded facilities to enable us to offer products to potential customers in the power equipment and oil and gas industries, for whom we developed prototypes during 2014,” said Mr. Wu.

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Time on Friday, November 14, 2014 to discuss financial results for the third quarter ended September 30, 2014.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 346-8982. International callers should dial (412) 902-4272 and ask to join the Cleantech Solutions International call.

If you are unable to participate in the conference call at this time, a replay will be available through November 21, 2014 at 9:00 am EDT. To access the replay, dial (877) 344-7529 or (412) 317-0088 for international callers and enter pin code: 10056067.

3

Exhibit 99.1

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forging products, and a supplier of fabricated products and machining services to a range of clean technology customers. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

- Financial Tables Follow-

4

Exhibit 99.1

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

REVENUES	$20,246,555	$18,213,508	$55,409,844	$49,312,341

COST OF REVENUES	15,570,370	13,576,808	42,375,936	37,572,531

GROSS PROFIT	4,676,185	4,636,700	13,033,908	11,739,810

OPERATING EXPENSES:
Depreciation	148,371	109,652	376,640	461,539
Selling, general and administrative	854,707	1,316,925	2,677,892	2,675,076

Total Operating Expenses	1,003,078	1,426,577	3,054,532	3,136,615

INCOME FROM OPERATIONS	3,673,107	3,210,123	9,979,376	8,603,195

OTHER INCOME (EXPENSE):
Interest income	4,141	14,840	13,286	16,009
Interest expense	(60,487)	(74,638)	(178,313)	(244,291)
Grant income	2,735	-	34,821	-
Foreign currency transaction gain (loss)	(2)	(9,821)	1,268	(15,800)
Other income	33,799	5,933	67,665	43,015

Total Other Income (Expense), net	(19,814)	(63,686)	(61,273)	(201,067)

INCOME BEFORE INCOME TAXES	3,653,293	3,146,437	9,918,103	8,402,128

INCOME TAXES	953,552	1,015,701	2,604,100	2,326,239

NET INCOME	$2,699,741	$2,130,736	$7,314,003	$6,075,889

COMPREHENSIVE INCOME:
NET INCOME	$2,699,741	$2,130,736	$7,314,003	$6,075,889

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized foreign currency translation gain (loss)	29,648	516,244	(645,827)	2,161,711

COMPREHENSIVE INCOME	$2,729,389	$2,646,980	$6,668,176	$8,237,600

NET INCOME PER COMMON SHARE:
Basic	$0.70	$0.61	$1.99	$1.95
Diluted	$0.70	$0.61	$1.99	$1.95

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,859,986	3,479,646	3,666,543	3,112,148
Diluted	3,859,986	3,479,646	3,666,543	3,112,148

See notes to unaudited condensed consolidated financial statements

5

Exhibit 99.1

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,707,306	$1,114,873
Restricted cash	438,782	687,353
Notes receivable	237,917	703,718
Accounts receivable, net of allowance for doubtful accounts	14,399,885	15,234,863
Inventories, net of reserve for obsolete inventories	7,655,946	4,733,558
Advances to suppliers	577,318	695,254
Prepaid VAT on purchases	229,513	489,302
Deferred tax assets - current portion	244,568	253,173
Prepaid expenses and other	161,767	74,030

Total Current Assets	25,653,002	23,986,124

PROPERTY AND EQUIPMENT, net	75,329,154	70,595,138

OTHER ASSETS:
Deferred tax assets - net of current portion	1,213,675	1,222,216
Equipment held for operating lease, net	4,382,777	4,751,206
Land use rights, net	3,687,544	3,786,051

Total Assets	$110,266,152	$104,340,735

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,087,724	$3,109,453
Bank acceptance notes payable	438,782	687,353
Accounts payable	4,933,495	4,961,555
Accrued expenses	679,609	899,816
Advances from customers	230,334	1,455,740
VAT and service taxes payable	125,854	126,349
Income taxes payable	639,406	1,623,603

Total Current Liabilities	10,135,204	12,863,869

Total Liabilities	10,135,204	12,863,869

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and
outstanding at September 30, 2014 and December 31, 2013)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,859,986 and 3,503,502
shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively)	3,860	3,503
Additional paid-in capital	33,517,857	31,532,308
Retained earnings	52,874,014	46,322,329
Statutory reserve	3,507,038	2,744,720
Accumulated other comprehensive income - foreign currency translation adjustment	10,228,179	10,874,006

Total Stockholders' Equity	100,130,948	91,476,866

Total Liabilities and Stockholders' Equity	$110,266,152	$104,340,735

See notes to unaudited condensed consolidated financial statements

6

Exhibit 99.1

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,314,003	$6,075,889
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	6,245,723	4,882,899
Amortization of land use rights	72,141	71,261
Increase in allowance for doubtful accounts	-	76,784
Amortization of prepaid expense	13,774	-
Common stock issued for service	271,661	278,034
Changes in operating assets and liabilities:
Notes receivable	461,461	(390,950)
Accounts receivable	729,430	(1,260,651)
Inventories	(2,959,168)	(158,944)
Prepaid value-added taxes on purchases	256,691	(270,730)
Prepaid and other current assets	(11,280)	82,378
Advances to suppliers	113,219	(687,094)
Accounts payable	(314,445)	(672,461)
Accrued expenses	(215,395)	(451,672)
VAT and service taxes payable	388	(209,667)
Income taxes payable	(967,226)	222,801
Advances from customers	(1,216,756)	305,052

NET CASH PROVIDED BY OPERATING ACTIVITIES	9,794,221	7,892,929

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,822,897)	(9,943,309)

NET CASH USED IN INVESTING ACTIVITIES	(10,822,897)	(9,943,309)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	-	(390,009)
Proceeds from bank loans	3,091,592	4,821,973
Repayments of bank loans	(3,091,592)	(4,018,311)
Decrease (increase) in restricted cash	244,073	(787,589)
(Decrease) increase in bank acceptance notes payable	(244,073)	787,589
Net proceeds from sale of common stock	1,623,691	2,388,589

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,623,691	2,802,242

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2,582)	25,427

NET INCREASE IN CASH AND CASH EQUIVALENTS	592,433	777,289

CASH AND CASH EQUIVALENTS - beginning of period	1,114,873	1,445,728

CASH AND CASH EQUIVALENTS - end of period	$1,707,306	$2,223,017

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$178,313	$244,291
Income taxes	$3,571,325	$2,103,438

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$321,064	$547,294
Common stock issued for future service	$90,554	$78,600

See notes to unaudited condensed consolidated financial statements

7

Exhibit 99.1

Reconciliation of Net Income to EBITDA

(Amounts expressed in US$)

	For the Three Months ended September 30,		For the Nine Months ended September 30,
	2014	2013	2014	2013
Net income	$2,699,741	$2,130,736	$7,314,003	$6,075,889
Add: income tax	953,552	1,015,701	2,604,100	2,326,239
Add: interest expense	60,487	74,638	178,313	244,291
Add: depreciation and amortization	2,184,933	1,685,694	6,317,864	4,954,160
EBITDA	$5,898,713	$4,906,769	$16,414,280	$13,600,579

###

8